EXHIBIT 10.22

                           ROCKY POINT
                            AGREEMENT


     THIS ROCKY POINT AGREEMENT (the "Agreement")dated as of the 2nd day of November 2000, is entered into by and among WHITING PETROLEUM CORPORATION ("Whiting"), ARGUELLO INC. ("Arguello"), DEVON ENERGY CORPORATION ("Devon"), KOCH INDUSTRIES, INC., ("Koch"), PHILLIPS PT. ARGUELLO PRODUCTION COMPANY ("Phillips"), KERR-MCGEE CORPORATION, ("KMG"), TEXACO EXPLORATION AND PRODUCTION INC. ("Texaco"), and OXBOW ENERGY, INC. ("Oxbow"), (collectively, sometimes referred to as the "Point A Owners"), and WHITING, DELTA PETROLEUM CORPORATION ("Delta"), ARGUELLO and PHILLIPS (collectively, sometimes referred to as the "Rocky Point Owners"),

     WHEREAS, the Point A Owners own an interest in the oil and gas leases subject to the Point Arguello Unit Agreement (the "Point A Unit Agreement") and the Point Arguello Unit Operating Agreement (the "Point A Unit Operating Agreement"), both dated effective October 1, 1995 (collectively referred to as the "Point A Unit Agreement"), which formed the Point Arguello Unit (the "Point A Unit") as a federal offshore unit for the purposes of exploring, developing and producing hydrocarbons from the Point Arguello area offshore California. The Mineral Management Service ("MMS") has designated Arguello the Operator of the Point A Unit; and

     WHEREAS, the Rocky Point Owners own an interest in the oil and gas leases subject to the Rocky Point Unit Agreement dated effective February 15, 1985 ("Rocky Point Unit Agreement") and Unit Operating Agreement dated effective February 1, 1985 and amended by Letter Agreement dated February 6, 1985 ("Rocky Point Unit Operating Agreement"), which formed the Rocky Point Unit (the "Rocky Point Unit") as a federal offshore unit for the purposes of exploring, developing and producing hydrocarbons from the Rocky Point area offshore California. The MMS has designated Whiting the Operator of the Rocky Point Unit; and

     WHEREAS, after receiving the required drilling, production and operating permits from the county, state and federal governing agencies (the "Rocky Point Permits"), one or more of the Rocky Point Owners may desire to pursue the drilling of one or more wells from the Point A Unit platform(s) to a bottom hole location(s) lying within the Rocky Point Unit (the "Rocky Point Well(s)") and after establishing production therefrom to operate, produce, transport and store hydrocarbons produced from the Rocky Point Well(s) drilled and operated from the Point A Platforms and Facilities, as hereinafter defined; and

     WHEREAS, the Rocky Point Owners wish to offer the Point A Owners the opportunity to participate in the Rocky Point Well(s) and be assigned an interest in the Rocky Point Unit in exchange for the right to use the Point A Platforms and Facilities; and

     WHEREAS, certain new permits and/or permit modifications of existing permits relating to the Point A Unit will be required from the county, state and federal governing agencies to allow the drilling, operating, handling, transportation, and storage of hydrocarbons from the Rocky Point Well(s) ("Point A Modified Permits"). To facilitate the filing of such permits and permit modifications, it will be beneficial for Arguello to succeed Whiting as the Designated Operator of Rocky Point Unit prior to modifying the Point A Unit Development and Production Plans; and

     WHEREAS, Arguello has agreed to be named the Designated Operator of Rocky Point Unit and has agreed to try and obtain the Point A Modified Permits and the Rocky Point Permits, and to design the drilling and completion program for the drilling of the Rocky Point Well(s); provided, however, that the Rocky Point Owners and a sufficient number of Point A Owners necessary to grant approvals under the Point A Unit Operating Agreement agree to i) a framework of how the costs shall be borne, ii) the rights of the Point A Owners to participate in the Rocky Point Well(s), and iii) certain other issues relating to the development of the Rocky Point Well(s) from the Point A Platforms and Facilities, as discussed more fully below.

     NOW, THEREFORE. in consideration of mutual promises set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties hereby agree as follows:

1. Definitions. Except as otherwise expressly provided or unless the context otherwise requires, the terms in this Section 1 shall, for all purposes of this Agreement, have the meaning herein specified, the following definitions to be equally applicable to both the singular and the plural forms of any of the terms herein defined:

     1.1 "PAPCO Owners". The current owners of Point Arguello Pipeline Company, a California general partnership, are Capitan Pipeline Company, Koch Exploration Company, Oxbow Energy, Inc., The Largo Company, Sun Offshore Gathering Company, Texaco Harvest Pipeline Company Inc., Whiting Programs Inc. and Arguello Inc.

     1.2 "PANGL Owners". The current owners of Point Arguello Natural Gas Line Company, a California general partnership, are Sisquoc Gas Pipeline Company, Koch Exploration Company, Oxbow Energy, Inc., Phillips Pt. Arguello Production Company, Sun Offshore Gathering
          Company, Texaco Harvest Gas      Pipeline Company Inc., Whiting
          Programs, Inc. and Arguello Inc.

     1.3 "PATC ". The current owners of Point Arguello Terminal Company, a California general partnership, are Capitan Pipeline Company, Koch Exploration Company, Oxbow Energy, Inc., The Largo Company, Sun Offshore Gathering Company, Texaco Harvest Pipeline Company Inc., Whiting Programs Inc. and Arguello Inc.

     1.4 "GGP Owners". The current owners of Gaviota Gas Plant Company, a California general partnership, are Cachuma Gas Processing Company, Koch Exploration Company, Oxbow Energy, Inc., Phillips Pt. Arguello Production Company, Sun Offshore Gathering Company, Texaco Harvest Pipeline Company Inc., Whiting Programs Inc. and Arguello Inc.

     1.5 "Point A Platforms and Facilities". The platforms, compressors, tanks, surface equipment, pipelines, surface ownership, right-of-ways and easements, permits contracts, real property and all other related assets together which are used in the operation of Point A Unit and are owned or leased by the Point A Owners or the PAPCO Owners, PANGL Owners, PATC Owners, or GGP Owners.

     1.6 "Rocky Point Unit Ownership". The current owners and ownership of the oil and gas leases located in the Rocky Point Unit is as follows:

          (a) East l/2 OCS-P-451: Whiting 11.112%; Phillips 44.444%; and Arguello 44.444%;

          (b)  OCS-P-452: Delta (Whiting as nominee/Operator) 100%; and

          (c)  OCS-P-453: Delta (Whiting as nominee/Operator) 100%.

2. Costs and Responsibilities Prior to the Issuance of Rocky Point Permits and Point A Modified Permits and Prior to Election of Point A Owners' Participation in Rocky Point Unit.

     2.1 Designated Operator of Rocky Point Unit. Immediately upon execution of this Agreement, Whiting, Delta, Phillips and Arguello shall file the appropriate documents with the MMS to cause Arguello to be named Operator of the Rocky Point Unit.

     2.2 Bonds and Insurance Certificates. Arguello shall file as required with the county, state and federal agencies the bonds and insurance certificates required under the change of Operatorship of the Rocky Point Unit.

     2.3 Point A Unit Agreement. After the Effective Date of this Agreement (as hereinafter defined), the costs incurred by Arguello in connection with the application for the Rocky Point Permits and the Point A Modified Permits, as well as pre-engineering work incurred prior to the execution of a new Rocky Point Unit Operating Agreement (the "New Rocky Point Operating Agreement"), shall be subject to the approval process to which all other Point A Unit expenses are subject under the Point Arguello Unit Operating Agreement (i.e., 68% working interest and 40% of partners) and shall be charged to the Point A Owners in accordance with their respective Participating Interests as set forth in the Point A Unit Operating Agreement. No costs shall be charged to the Point A Unit without the appropriate Point A Owners' prior written approvals required under Paragraph 9.5 of the Point A Unit Operating Agreement. The costs covered by this Paragraph 2.3 specifically exclude any litigation or legal appeal costs associated with the denial of the Rocky Point Permits and/or the Point A Modified Permits which are exclusively the responsibility of the Rocky Point Owners, except for such costs approved by the Point A Owners under Paragraph 9.5 of the Point A Unit Operating Agreement.

     2.4 Permits. Arguello shall attempt to obtain the Rocky Point Permits and Point A Modified Permits in accordance with the approval authorities required under Paragraph 9.5 of the Point A Unit Operating Agreement and Paragraph 2.3 of this Agreement.

     2.5 Design of Drilling Plan. Arguello shall as soon as possible and from time to time work with consultants and/or perform required work with Arguello and/or contract employees to design the drilling, completion and operating plans that may be required by the applications for the Rocky Point Permits and Point A Modified Permits in accordance with the approval authorities required under Paragraph 9.5 of the Point A Unit Operating Agreement and Paragraph 2.3 of this Agreement.

     2.6 Costs Prior to Effective Date. Arguello has, prior to the Effective Date of this Agreement, incurred costs associated with the Rocky Point Permits and Point A Modified Permits prior to the Effective Date. All or almost all of these costs have been invoiced to Point.A Owners prior to the Effective Date. The Point A Owners agree to bear such costs even though they were incurred prior to the Effective Date to the extent that such costs were orally approved by the Point A Owners via telephone conferences.

     2.7 Costs After Effective Date. From the Effective Date until the execution of New Rocky Point Operating Agreement by the Rocky Point Participants or until this Agreement is terminated, whichever shall first occur, all costs incurred hereunder shall be borne by the Point A Owners in accordance with Paragraph 9.5 of the Point A Unit Operating Agreement and Paragraph 2.3 of this Agreement. Arguello shall invoice the Point A Owners in the same manner as Arguello invoices such parties under the Point A Unit Operating Agreement.

     2.8 Whiting's and Delta's Costs Prior to Effective Date. Except as provided in Paragraph 6.1, Whiting and Delta agree not to invoice the Point A Owners, the Rocky Point Owners, or the Rocky Point Participants for any costs incurred prior to the Effective Date.

     2.9 Whiting's or Delta's Costs After Effective Date. Except as provided in Paragraph 6.1, Whiting and Delta agree not to invoice the Point A Owners, the Rocky Point Owners, or the Rocky Point Participants for any costs incurred after the Effective Date, unless approved by the Point A Owners pursuant to the provisions of the Point A Unit Operating Agreement.

3. Ability of Point A Owners to Participate in Rocky Point; Point A Owners' Understanding.

     3.1 Receipt of the Rocky Point Permits. Upon receipt of i) the Rocky Point Permits; ii) the Point A Modified Permits; iii) the California Coastal Commission's written approval of the Rocky Point Well(s); and iv) the Santa Barbara County permits for County related facilities: the Rocky Point Owners and the Point A Owners shall attempt, in good faith, to enter into agreements which will authorize the drilling of a Rocky Point Well(s) and use of Point A Platforms and Facilities. All parties agree that new agreements and amendments to existing agreements will be required. The parties hereby agree that they will negotiate in good faith and use reasonable efforts to enter into all agreement(s) deemed necessary to implement, at a minimum, the intentions of the parties as reflected in this Agreement.

     3.2 Point A Owners' Rights to Participate in Rocky Point Unit. Upon receipt of i) the Rocky Point Permits; ii) the Point A Modified Permits; iii) the California Coastal Commission's written approval of the Rocky Point Wells; and iv) the Santa Barbara County permits for County related facilities, the Rocky Point Owners shall collectively offer to assign their interest in the Rocky Point Unit to each of the Point A Owners, without warranty of title, express or implied, except as to persons claiming by, through or under the Rocky Point Owners, such that the working interest being so offered shall be the same as that Point A Owner's working interest in the Point A Unit. Such right to participate shall be subject to the following terms and conditions:

          3.2.1 No Point A Owner shall have the obligation to accept an assignment of an interest in the Rocky Point Unit.

          3.2.2 An offer to assign an interest in the Rocky Point Unit shall be made to all Point A Owners in the same percentages as their Point A Unit working interests. The Point A Owners shall have thirty (30) days from receipt of the offer to elect to accept an assignment of an interest in the Rocky Point Unit by sending written notice to the Rocky Point Owners.

          3.2.3 All Point A Owners who elect to accept an assignment of an interest in the Rocky Point Unit, together with all Rocky Point Owners (including Delta), shall be known as the "Rocky Point Participants."

          3.2.4 Within thirty (30) days after the thirty (30) day period referred to in 3.2.2 above, the Rocky Point Owners shall assign to each Point A Owner who has elected to accept an assignment of its proportionate share of the collective interests in the oil and gas leases included within the Rocky Point Unit so that each Point A Owner shall receive its appropriate working interest without any need for additional consideration to be paid to the Rocky Point Owners.

     3.3 Certain Interests in the Rocky Point Unit to be Retained by the Rocky Point Owners. If a Point A Owner does not elect to accept an assignment of an interest in the Rocky Point Unit, then such interest shall be retained by the existing Rocky Point Owners pursuant to their respective Rocky Point Unit Ownership, based on surface acres owned in the Rocky Point Unit (East l/2 OCS-P-451, all of OCS-P-452, and all of OCS-P-453), prior to such offer.

     3.4  In/Out Election: The election by the Point A Owners under this
          Section 3 shall be on a one-time basis as set forth herein.  Point
          A Owners who do not elect to      participate as set forth above
          shall have no subsequent right, under the terms of      this
          Agreement, to participate in the Rocky Point Unit.

     3.5 Additional Burdens: Except as provided in Paragraph 6.1, from and after the Effective Date of this Agreement, the Rocky Point Owners shall not cause any burden or obligation to be placed on the Rocky Point Unit. If any Rocky Point Owner causes any such burden to be placed on the Rocky Point Unit, such Owner shall indemnify, defend and hold all other. parties to this Agreement harmless for any costs, expenses (including reasonable attorney's fees), losses, monies, or damages attributable to such burden.

     3.6 New Rocky Point Operating Agreement: The Rocky Point Participants shall negotiate in good faith the terms of the New Rocky Point Operating Agreement, and such Agreement shall provide for a cash call and non-consent provisions. Further, the parties agree to use the Point .A Operating Agreement as the initial go by document from which the parties agree to begin negotiations. Upon execution of the new Rocky Point Operating Agreement, operation of the Rocky Point Unit shall be governed thereby and the existing Rocky Point Unit Operating Agreement shall be terminated.

     3.7  Point A Owners' Understanding:

          3.7.1 The production from the Rocky Point Well(s) shall be commingled with Point A Unit production and allocated based on well tests.

          3.7.2 Point A Platforms and Facilities, including but not limited to well slots or conductors, will be made available to Rocky Point Participants for the Rocky Point Well(s) without charge, but all capital costs for Rocky Point Well(s), such as drilling, hook-up, or modifications to Point A Platforms and Facilities, shall be paid by the Rocky Point Participants. Abandonment costs of the Rocky Point Wells and all facilities installed for the production of the Rocky Point Wells shall be paid by the Rocky Point Participants.

          3.7.3 The monthly Point A Unit OPEX shall include the overhead and facility capital required to operate the Point A Unit and the Rocky Point Unit. Such costs shall be allocated between the Point A Unit and the Rocky Point Unit on an active well count basis.

          3.7.4 In the event of a production constraint relating to the production from the Point A Unit and the Rocky Point Unit, the production from the Rocky Point Unit shall not be preferentially curtailed in favor of the Point A Unit production. Likewise, the production from the Point A Unit shall not be preferentially curtailed in favor of the Rocky Point Unit production. Except as specifically otherwise set forth above, all parties shall cooperate so that the production from all wells is treated equally and without consideration to any one party's ownership.

          3.7.5 Rocky Point Unit gas may be commingled with Point A Unit gas and fuel usage shall be proportional to production with such usage being free of any compensation to any such owner.

4.     Whiting and Delta Transactions.

     4.1 Whiting/Delta Point A Unit Transaction: Whiting has entered into a transaction with Delta respecting Whiting's ownership in certain onshore or offshore California properties, including the Point A Unit. By the execution of this Agreement, the Point A Owners do not consent to, affirm, ratify, or in any way assent to the transaction between Whiting and Delta with respect to Whiting's interest in the Point A Unit.

     4.2 Whiting/Delta Rocky Point Unit Transaction: Whiting has entered into a transaction with Delta which transferred its equitable ownership in the Rocky Point Unit, but Whiting remains the record owner. By the execution of this Agreement, Whiting and Delta agree to be bound by this Agreement with regard to the Rocky Point Unit. Whiting and Delta each agree to execute, from time to time, any other documents required to complete the transactions contemplated hereunder.

5. Relationship of Point A Owners and PANGL Owners, PANGL Owners, PATC Owners, and GGP Owners.

     5.1 Ownerships: The Point A Owners, either directly or through an affiliate or subsidiary, are the PANGL Owners, PAPCO Owners, PATC Owners, and GGP Owners. Upon request by any party hereto, each Point A Owner agrees to use its reasonable efforts to cause its respective subsidiaries or affiliates, as applicable, to ratify this Agreement. Each Point A Owner shall use its reasonable efforts to cause its affiliated companies to execute, from time to time, any other documents required to complete the transactions contemplated hereunder.

     5.2 Cooperation: All Point A Owners, including those who choose not to participate in the drilling of the Rocky Point Well(s), hereby recognize the benefits from this transaction, and therefore agree to support and cooperate with the Rocky Point Participants, and, subject to reasonable terms, agree to execute, from time to time, any other documents required to complete the transactions contemplated hereby.

     5.3 Tariffs. The PAPCO Owners charge the Point A Unit shippers certain FERC treating and pipeline tariffs. Each Point A Owner, for itself and/or on behalf of its affiliates or subsidiaries which comprise the PAPCO Owners, agrees to use its reasonable efforts to cause the PAPCO Owners to:

          5.3.1 Charge the Rocky Point Unit only the pipeline tariffs charged to the Point A Unit; and

          5.3.2 Work in good faith to suspend or eliminate the treating tariff.

6. Settlement Rights; Rejection of Rocky Point Permits, Point A Modified Permits and/or Election of Rocky Point Owners to Terminate the Permitting Process.

     6.1 The parties to this Agreement recognize that Delta is presently participating in negotiations with the federal and California state governments with regard to a potential settlement of an inverse condemnation or governmental "taking" claim against these governmental entities for the Delta Leases. It is hereby agreed that at any time prior to receipt of items i) through iv) set forth in Paragraph 3.1, Delta, at its sole option, may negotiate and finalize a settlement, and may elect to receive, directly or otherwise, in exchange for such leases, a taking settlement, governmental repurchase of the leases, or other payment from any governmental entity or agency. In such event, Delta will receive any settlement amounts directly. As compensation for expenses incurred by the Point A Owners in attempting to obtain drilling permits, Delta will pay the Point A Owners the larger of (a) twenty percent (20%) of the net cash amount or fully transferable contractual rights received in settlement after deducting all compensation to be paid to attorneys and all reasonable and necessary expenses incurred in accomplishing the settlement ("Settlement Proceeds"); or (b) the cost incurred by the Point A Owners pursuant to Section 2 of this Agreement. Within five (5) business days after actual receipt of any Settlement Proceeds, Delta will pay (a) twenty percent (20%) of such Settlement Proceeds; or (b) the cost incurred by the Point A Owners pursuant to Section 2 of this Agreement to Arguello, as Operator, who shall promptly thereafter distribute to all Point A Owners (including Whiting) their appropriate shares, derived by dividing each such Point A Owner's working interest by the aggregate ownership interest owned by all Point A Owners.

     6.2 In the event that i) the Rocky Point Permits and/or the Point A Modified Permits are denied and there is no longer a legal right to appeal such denial; ii) the oil and gas leases owned one hundred percent (100%) by Whiting and/or Delta (i.e., OCS-P-0452 and OCS-P-0453) and included in the Rocky Point Unit (the "Delta Leases") are terminated by governmental agency action and there is no longer a right to appeal such action; or iii) 100% of the parties to this Agreement have agreed in writing to terminate the permitting process and this Agreement, then the Rocky Point Owners, including Whiting and Delta, shall, collectively or individually, have the right to enter into negotiations, settlement discussions or bring suit against the county, state and/or the federal government. The Rocky Point Owners who are parties to any litigation or negotiated settlement under this
          Section 6.2 shall bear 100% of the costs of such suit, including court costs and expenses and attorney's fees, and shall also retain 100% of the damages recovered in such suit or settlement, if any, less reimbursement of any costs incurred by Point A Owners under Section 2 of this Agreement.

     6.3  Upon the occurrence of one of the events set forth in Subsections
          (i), (ii), and (iii) of Paragraph 6.2 or the payment of the Settlement Proceeds under Paragraph 6.1, if any Point A Owner has received an assignment of any interest in the Rocky Point Unit pursuant to the terms of this Agreement, such interest shall be reassigned to the respective Rocky Point Owners from which it was received and in the same respective percentages.

7.   Responsibilities for Abandonment Costs of Point A Unit.

     Nothing contained herein shall modify, alter, amend, change or otherwise effect the terms and provisions in that certain Consent Agreement dated June 29, 1999, relating to certain obligations retained by Chevron U. S.
     A. Inc. relating to the Point A Unit and the Point A Platforms and Facilities.

8. Term of Agreement. This Agreement shall terminate upon the first to occur of the events set forth below; however, Point A Owners shall still be responsible to bear all costs as authorized under Paragraph 9.5 of the Point A Unit Operating Agreement and Paragraph 2.3 of this Agreement, until the obligations incurred under this Agreement prior to termination have been satisfied:

     8.1 the Delta Leases included in the Rocky Point Unit are terminated by MMS and there is no longer a right to appeal such termination;

     8.2 the Delta Leases included in the Rocky Point Unit are terminated by final court order which is no longer appealable;

     8.3 the Rocky Point Permits and/or the Point A Modified Permits are denied and there is no longer a right to appeal such denial;

     8.4 100% of the signatory parties to this Agreement elect to terminate such Agreement; or

     8.5 Delta has made an election to receive payment in exchange for assignment and/or cancellation of the Delta Leases and has made the required payment of the Settlement Proceeds to the Point A Owners as provided under Section 6.1.

9.   General Provisions.

     9.1 Notices: Any notices required to be sent under this Agreement shall be in writing and shall be delivered personally or sent by facsimile transmission, confirmed answer back received, or by recognized overnight courier to the addresses for each party set forth on Exhibit "A" attached hereto.

     9.2 Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is constructed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the parties, such provision shall be deemed to be, restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

     9.3 Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California. This Agreement may be executed in counterparts, and each such counterpart shall for all purposes be an original, and all such counterparts shall together constitute one and the same Agreement.


     9.4 Assignment of this Agreement. Subject to the terms and conditions of the Agreement, this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. However, this Agreement shall not be assigned in whole or part without the consent of the other parties hereto, which consent shall not be unreasonably withheld. Prior to any request for assignment of any party's interest, the requesting party shall be required to provide documentation(s) to the other party that the prospective assignee has the financial ability to perform under the terms and conditions of this Agreement and the terms and conditions of the other agreements and contracts contemplated hereunder. The consenting party shall have the right to use the prospective assignee's financial ability to bear the said obligations in making its decision in approving or not approving the assignment.

     9.5 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, superceding all prior statements, representations, discussions, agreements and understanding related to the subject matter herein.

     9.6 Further Assurances. The parties each agree to, from time to time upon the reasonable request of the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such other documents or instruments as may be reasonably required for the carrying out of the provisions of this Agreement or any agreement or other instrument entered in accordance with the term of this Agreement.

     9.7 Laws and Regulations. This Agreement shall be subject to all valid laws and regulations and all provisions of the leases comprising the Point A Unit and the Rocky Point Unit and agreements related thereto.

     9.8 Scope of Agreement. This Agreement shall not be construed as imposing any obligation on any party hereto, whether as a Point A Owner or a Rocky Point Owner or a Rocky Point Participant, to participate in the drilling of any well or to pay any portion of any costs other than those costs authorized under Paragraph 9.5 of the Point A Unit Operating Agreement and specifically described in Paragraph 2.3 of this Agreement.

     9.9 Effectiveness of Agreement. This Agreement will become binding and effective only if one hundred percent (100%) of the Rocky Point Owners and at least sixty eight percent (68%) of the Point A Owners execute this Agreement.

10.  ARBITRATION.

     10.1 ANY CONTROVERSY OR CLAIM (WHETHER SUCH CLAIM SOUNDS IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS CONTRACT, OR THE BREACH THEREOF, OR THE COMMERCIAL OR ECONOMIC RELATIONSHIP OF THE PARTIES HERETO, SHALL BE SETTLED BY BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES AND THE GUIDELINES FOR EXPEDITING LARGE, COMPLEX COMMERCIAL ARBITRATIONS OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE ARBITRATION SHALL BE GOVERNED BY
          U. S. ARBITRATION ACT, 9 U. S. C. SECS. 1-16, TO THE EXCLUSION OF ANY PROVISIONS OF STATE LAW INCONSISTENT THEREWITH OR WHICH WOULD
          PRODUCE A DIFFERENT RESULT.       THE ARBITRATOR(S) IS NOT
          EMPOWERED TO AWARD DAMAGES IN EXCESS OF ACTUAL DAMAGES, INCLUDING PUNITIVE DAMAGES. THE PLACE OF HEARING SHALL BE IN HOUSTON, TEXAS.

     IN WITNESS WHEREOF, the parties have executed the Agreement as first set forth hereinabove, but to be effective for all purposes as of August 1, 2000 (the "Effective Date").

WHITING PETROLEUM CORPORATION             ARGUELLO INC.


By: ____________________________          By: ____________________________
Name:  John R. Hazlett                    Name: Thomas M. Gladney
Title:  Vice President                    Title: Project Manager


DEVON ENERGY CORPORATION                  PHILLIPS PT. ARGUELLO
                                          PRODUCTION COMPANY

By:____________________________           By: ____________________________
Name:                                     Name: J.E. Brasher
Title:                                    Title: Vice President


KERR-MCGEE CORPORATION                    TEXACO EXPLORATION AND
                                          PRODUCTION INC.

By:____________________________          By: ____________________________
Name:                                    Name:
Title:                                   Title:


KOCH INDUSTRIES                          OXBOW ENERGY, INC.


By: ___________________________          By: ___________________________
Name: Lance F. Harmon                    Name:
Title: Attorney-in-Fact                  Title:


DELTA PETROLEUM CORPORATION

By: ___________________________
Name: Roger A. Parker
Title: President

Phillips Point Arguello Production Company
Mr. J. E. (James) Brasher
6330 West Loop South
Bellaire, TX 77401
Mail: P. 0. Box 1967
Houston, TX 77251-1967
(713) 669-3479
(713) 669-7588 FAX
jebrash@ppco.com

Texaco Exploration and Production Company
Mr. R. W. (Rich) Hill
1546 China Grade Loop
Bakersfield, CA 93308
(661) 391-4430
(661) 392-2208 FAX
hillrw@texaco.com

Whiting Petroleum Corporation/Delta Energy Corporation
Mr.  J. (Jim) Brown
1700 Broadway, Suite 2300
Denver, CO 80290-2301
(303) 837-1661 ext. 123
(303) 861-4023 FAX
JimB@whitinp.com

                           Exhibit "A"

                       NOTICE INFORMATION


Arguello Inc.
Mr. Tom Gladney
17100 Calle Mariposa Reina
Goleta, CA 93 117-9737
(805) 562-3606
(805) 562-3652
gladnet@pta.teai.com

Devon Energy Corporation
Mr. R. (Bob) Abib
P. 0. Box 4616
Houston, TX 772 1 O-46 16
(713) 286-5803
(713) 286-5784 FAX
Roberto.Abib@dvn.  com

Kerr-McGee Corporation
Mr.  D.  (Darrell) Hollek
16666 Northchase
Houston, TX 77060
(281) 618-6440
(281) 618-6032 FAX
dhollek@kmg.com

Koch Exploration Company
Mr. D. (Dale) Schlinsog
20 Greenway Plaza
Houston, TX 77046
(713) 544-5214
(713) 544-6161 FAX
schlinsd@kochind.com

Oxbow Energy, Inc.
Mr. T. (Todd) Crosby
1601 Forum Place, Suite 1125
West Palm Beach, FL 33401
(561) 640-8838
(561) 697-1876 FAX
todd_crosby@oxbow.com

           AMENDMENT NO. 1 TO THE ROCKY POINT AGREEMENT

     Arguello Inc. ("Arguello"), Devon Energy Production Company, L. P., Kerr-McGee Oil and Gas Corporation, Koch Industries, Inc. for Koch Exploration, LLC (subject to MMS approval of pending assignment), Harvest Energy Corp. f/k/a Oxbow Energy, Inc., Texaco Exploration and Production Inc., and Whiting Petroleum Corporation (collectively, sometimes referred to as the "Point A Owners"), and Arguello and Delta Petroleum Corporation ("Delta Petroleum") (collectively, sometimes referred to as the "Rocky Point Owners"), hereby enter into the following Amendment No. 1 to the Rocky Point Agreement ("AMENDMENT NO. 1").

                             RECITALS

     A. WHEREAS, the PARTIES and/or their predecessors entered into the "Rocky Point Agreement," with an effective date of August 1, 2000, under which they agreed, inter alia, that the Point A Owners would acquire the right to obtain an interest in production from the leases of the Rocky Point Unit in exchange for, inter alia, the use of the platforms and facilities of the Point Arguello Unit in order to develop the Rocky Point Unit;

     B. WHEREAS, the Rocky Point Unit currently consists of Outer Continental Shelf ("OCS") Leases OCS-P 0452 and 0453, and the eastern half of Lease OCS-P 0451;

     C. WHEREAS, Delta Petroleum has a 100% ownership interest in OCS Leases OCS-P 0452 and 0453, and an 11.112% ownership interest in the eastern half of OCS Lease OCS-P 0451; and Arguello currently has the remaining 88.888% ownership interest in the eastern half of OCS Lease OCS-P 045 1;

     D.  WHEREAS, Arguello is the operator of the Rocky Point Unit;

     E.  WHEREAS, Arguello is also the operator of the Point Arguello Unit;

     F. WHEREAS, the development of the entire Rocky Point Unit has been encumbered by the district court and court of appeals decisions in the California v. Norton litigation, which litigation incorporates OCS Leases OCS-P 0452 and 0453, but not the eastern half of OCS Lease OCS-P 0451;

     G. WHEREAS, Arguello has concluded that the development of the eastern half of OCS Lease OCS-P 0451 would accordingly be facilitated by its removal from the Rocky Point Unit, and that such development is material to the continued operation of the Pont Arguello Unit platform and facilities;

     H. WHEREAS, under the Rocky Point Unit Agreement, the eastern half of Lease OCS-P 0451 cannot be withdrawn from the Rocky Point Unit, resulting in a "contraction" of the unit, without the approval of all of the unit's Working Interest Owners, which are comprised of Arguello and Delta Petroleum;

     I. WHEREAS, a contraction of the Rocky Point Unit is subject to the approval of the United States Minerals Management Service ("MMS");

     J. WHEREAS, certain of the Rocky Point Owners' rights under the Rocky Point Agreement, including but not limited to their rights under P aragraph
3.3 of that Agreement, depend, in part, on their ownership interests in the Rocky Point Leases;

     K. WHEREAS, Delta Petroleum has agreed, subject to certain conditions, to permit Arguello to file a request with MMS to withdraw the eastern half of OCS-P 0451 from the Rocky Point Unit (the "Contraction Request"); and

     L. WHEREAS, the parties recognize that certain amendments need to be made to the Rocky Point Agreement in light of the Contraction Request, all as more fully set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises contained in this AMENDMENT NO. 1, and intending to be legally bound, the PARTIES agree as follows:

                            ARTICLES

     1. The PARTIES agree that if MMS approves the Contraction Request, thus permitting the withdrawal of the eastern half of Lease OCS-P 0451 from the Rocky Point Unit, the PARTIES will continue to treat the eastern half of Lease OCS-P 0451 as if it were still a part of the Rocky Point Unit for all purposes of the Rocky Point Agreement.

     2. Since execution of the Rocky Point Agreement, Delta, along with other third parties , have instituted a legal action Amber Resources Co., et al. v. United States of America (U. S. Court of Federal Claims), in which Delta seeks damages for breach of contract with respect to Leases OCS-P 0452 and 0453 (the "Leases OCS-P 0452 and 0453 Damages"); accordingly, the parties agree that any Leases OCS-P 0452 and 0453 Damages are subject to the terms and conditions of Paragraph 6.1 of the Rocky Point Agreement, such that 20% of Delta's net share of the Leases OCS-P 0452 and 0453 Damages shall be payable to the Point A Owners.

     3. Delta has assigned an overriding royalty interest of five percent (5%) ("override") in and to the leases within the Rocky Point Unit to Kaiser-Francis Oil Company ("Kaiser") and Delta has granted to Kaiser a Deed of Trust covering its interest in and to the leases in the Rocky Point Unit. Delta hereby agrees to indemnify, defend and to hold Arguello, and any other Rocky Point owner and/or Point Arguello owner, harmless from any claims, demands, losses, or suits, that i) such override burdens any other owner's interests besides Delta's final working interest in and to the East half of OCS-P 0451, OSC-P 0452 and/or OSC-P 0453 leases or ii) Kaiser has rights under the Deed of Trust which cover any other Party's interest in such leases except for Delta's final working interest.

     4. Each PARTY represents and warrants to the other that the execution and delivery of this AMENDMENT NO. 1 have been duly and validly authorized and approved and that no further action is necessary to make this AMENDMENT NO. 1 valid and binding on each of the PARTIES hereto and in accordance with the terms of this AMENDMENT NO. 1. Each PARTY represents and warrants that the person executing this AMENDMENT NO. 1 on its behalf is duly authorized to bind that PARTY to this AMENDMENT NO. 1.

     5. The wording of this AMENDMENT NO. 1 was reviewed and accepted by legal counsel for all PARTIES. No PARTY will be entitled to have any wording of this AMENDMENT NO. 1 construed against any other PARTY based on any contention that it was drafted or proposed by the other PARTY.

     6. This AMENDMENT NO. 1 constitutes the entire agreement relating to the subject matter of this AMENDMENT NO. 1. Except as explicitly set forth in this AMENDMENT NO. 1, there are no representations, warranties, or inducements, whether oral, written, express or implied, that in any way affect or condition the validity of this AMENDMENT NO. 1 or alter its terms. This AMENDMENT NO. 1 may be amended only by a written instrument executed by each of the PARTIES.

     7. This AMENDMENT NO. 1 shall be binding upon and inure to the benefit of the PARTIES hereto and their respective successors, predecessors, transferees, and assigns. Nothing in this AMENDMENT NO. 1 is intended, nor shall be construed, to confer any benefit whatsoever on any party other than the PARTIES hereto.

     8. This AMENDMENT NO. 1 will be effective on the date that all of the Point A Owners who executed the Rocky Point Agreement, or their successors in interest, and 100% of the Rocky Point Owners, have executed this AMENDMENT NO. 1.

     IN WITNESS WHEREOF, Arguello, Devon Energy Production Company, L. P., Kerr-McGee Oil and Gas Corporation, Koch Industries, Inc., Harvest Energy Corp., Texaco Exploration and Production Inc., Whiting Petroleum Corporation and Delta Petroleum, by their authorized representatives, have duly executed this AMENDMENT NO. 1 as of the date(s) set forth below.

                                     ARGUELLO INC.


DATE: _________________________      By: _________________________________
                                     Thomas M. Gladney
                                     Vice President


                                     DELTA PETROLEUM CORPORATION


DATE: _________________________      By: _________________________________
                                     Roger Parker
                                     President


                                     DEVON ENERGY PRODUCTION
                                     COMPANY, L. P.,


DATE: _________________________      By: _________________________________


                                     KERR-MCGEE OIL AND GAS
                                     CORPORATION

DATE: _________________________      By: _________________________________


                                     KOCH INDUSTRIES, INC.


DATE: _________________________      By: _________________________________


                                     HARVEST ENERGY CORP.


DATE: _________________________      By: _________________________________


                                     TEXACO EXPLORATION AND
                                     PRODUCTION INC.


DATE: _________________________      By: _________________________________


                                    WHITING PETROLEUM CORPORATION


DATE: _________________________      By: _________________________________